                                                                Exhibit 99-B.8.33

[Fidelity Investments Logo]

May 16, 2007

ING Life Insurance and Annuity Company
Mr. J. Neil McMurdie
151 Farmington Ave, TS31
Hartford, Connecticut 06156-8975

Re:	Participation Agreement among Variable Insurance Products Fund (the “Current
  Fund”), Fidelity Distributors Corporation (the “Underwriter”) and Insurance
  Company (the “Company”), dated February 1, 1994, as amended;

Participation Agreement among Variable Insurance Products Fund I (“Fund I”),
  Fidelity Distributors Corporation (the “Underwriter”) and ING Insurance
  Company of America[1], dated October 20, 1995, as amended; and

Participation Agreement among Variable Insurance Products Fund II (“Fund II”), the Underwriter and ING Insurance Company of America[1], dated October 20, 1995, as amended.

Dear Mr. McMurdie:

The Company, the Underwriter, and the Fund are parties to the above referenced
Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing one or more of the portfolios of the Current Funds (the
“Affected Portfolios”) for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell”
portfolios of a new Variable Insurance Products Fund V (“Fund V”). A list of all of the
Affected Portfolios in the Current Fund covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of each Participation Agreement to add Fund V as a “Fund” party under the terms of each
Participation Agreement (the “Amendment”); and (2) the assignment of all of the Current
Fund’s rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund
V, and the release of the Current Fund from the obligations so assigned (the
“Assignment”). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein. The Amendment will also

[1] On December 31, 2005, ING Insurance Company of America merged with and into ING Life Insurance and Annuity Company and all rights, powers, privileges, liabilities and duties of ING Insurance Company of America under these Participation Agreements, as amended, were transferred to ING Life Insurance and
Annuity Company by operation of law.

add the following clarifying language to each Participation Agreement as a new Article A of the Agreement:

          This Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

Your signature below will indicate the Company’s consent to the Amendment and
Assignment of each Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we have not obtained your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreements, we will deem the Company to have consented to each Amendment and Assignment. Please do not hesitate to contact your
Fidelity Relationship Manager or Key Account Manager if you have any questions.

                         Very truly yours,

                                               FIDELITY DISTRIBUTORS CORPORATION

                                               By: /s/ William Loehning
                                                     Name: William Loehning
                                                     Title: Executive Vice President

                                               VARIABLE INSURANCE PRODUCTS FUND,
                                               VARIABLE INSURANCE PRODUCTS FUND II and
                                               VARIABLE INSURANCE PRODUCTS FUND V

                                               By: /s/ Kimberley Monasterio
                                                     Name: Kimberley Monasterio
                                                     Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of each Participation
Agreement as of this 2nd day of July, 2007:

ING LIFE INSURANCE AND ANNUITY COMPANY

By:  /s/ Catherine H. Smith
       Name: Catherine H. Smith
       Title: Senior Vice President

Please keep one copy and return the other to:

Sharon Salter, Director, Contracts Management
Fidelity Investments
100 Salem Street, O2N
Smithfield, RI 02917

                                           Exhibit A

AFFECTED PORTFOLIOS	FUND V PORTFOLIOS
Variable Insurance Products Fund	Variable Insurance Products Fund V
Money Market Portfolio	Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio

      Asset Manager Portfolio
      Asset Manager: Growth Portfolio
      Investment Grade Bond Portfolio

     Freedom Income Portfolio
     Freedom 2005 Portfolio
     Freedom 2010 Portfolio
     Freedom 2015 Portfolio
     Freedom 2020 Portfolio
     Freedom 2025 Portfolio
     Freedom 2030 Portfolio
     FundsManager 20% Portfolio
     FundsManager 50% Portfolio
     FundsManager 70% Portfolio
     FundsManager 85% Portfolio
     Strategic Income Portfolio